UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SILVER SKY CAPITAL, LTD.

(Exact Name of Registrant in its Charter)

NEVADA	2080	27-1952356
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

14301 N., 87th Street, Suite 301

Scottsdale, AZ 85260

T: (480) 272-7290

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

James R. Adams, Esquire

8681 W. Sahara, Suite 280

Las Vegas, NV 89117

T: (702) 838-7200

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

VINCENT & REES, L.C.

Attn: David M. Rees

175 South Main, 15th Floor

Salt Lake City, Utah 84111

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if a smaller reporting company)	Smaller Reporting Company ☑

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,500,000	$0.10	$250,000	$17.82
Total	2,500,000	$0.10	$250,000	$17.82

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May __, 2010

Prospectus

2,500,000 shares

SILVER SKY CAPITAL, LTD

Common Stock

This prospectus relates to the offer for sale of up to 2,500,000 of our common stock.

Except under certain circumstances, the Selling Security Holders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at market prices prevailing at the time of sale.

Investing in our stock involves substantial risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June 30, 2010

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

RISK FACTORS

5

FORWARD LOOKING STATEMENTS

11

CAPITALIZATION

11

DETERMINATION OF OFFERING PRICE

12

DILUTION

13

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

13

LEGAL PROCEEDINGS

15

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

16

INTEREST OF NAMED EXPERTS AND COUNSEL

17

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

17

REPORTS TO STOCKHOLDERS

21

PLAN OF OPERATION

21

FACILITIES

24

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

24

DIVIDENDS

24

EXECUTIVE COMPENSATION

25

SHARES ELIGIBLE FOR FUTURE SALE

25

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  26

FINANCIAL STATEMENTS

26

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The Selling Security Holders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us" and "Silver Sky" refer to Silver Sky Capital, LTD.

Silver Sky is a development stage company incorporated in the State of Nevada on February 16, 2010 and has a fiscal year end of December 31. We were formed to engage in the business of food and beverage development, particularly in the area of health and wellness. In March of 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on February 16, 2010 through April 30, 2010, we have not generated any revenues and have incurred a net loss of $3,297. So far in 2010, our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, travel expenses, product development, working capital, and covering various filing fees and transfer agent fees to complete our early money raised through this offering. We believe that our lack of significant expenses and our ability to commence marketing and producing our products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Silver Sky is developing lines of appetizing and nutritious food and beverage products, each of which will have a health benefit to the consumer.  Health and wellness food and beverage products market is one of the few growing segments in the consumer food industry.

As of the date of this prospectus, we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting a significant portion of his time to the company going forward.  Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business.  We anticipate operating losses for at least the next 12 months.  Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, product development and travel.  Investors should realize that, following this offering, we will be required to raise additional capital to cover the costs associated with our plan of operation.

Silver Sky’s Address and phone number are:

Silver Sky Capital, LTD, 14301 North 87th St, Suite 301, Scottsdale, AZ 85260, (480) 272-7290.

SUMMARY OF THE OFFERING

Securities Offered (1)...	2,500,000 shares of common stock

Price Per Share...	$0.10

Minimum Purchase...	NONE

Common Stock Outstanding before Offering...	1,100,000 shares of common stock

Common Stock Outstanding after Offering...	3,600,000 shares of common stock

Estimated Total Proceeds...	$250,000

Offering Expenses.....	$800

Net Proceeds after Offering Expenses...	$249,200

Use of Proceeds...	Other than the expenses of the offering, , the proceeds of the offering will be used for; accounting, legal fees, travel, business development, and general working capital.

Subscriptions...	Subscriptions are to be made payable to “Silver Sky”

(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

For the Period February 16, 2010 (inception) to April 30, 2010 (audited)
Income Statement Data:
Revenue	$ -
Cost of goods sold	-
-
Expenses:
General and administrative expenses	623
General and administrative expenses – related party	2,672
Total expenses	3,295

Interest expense – related party	2

Net (loss)	$ (3,297)

Net (loss) per share – basic and fully diluted	$ (0.01)

Balance Sheet Data:	As at April 30, 2010 (audited)
Total Assets...	$ 3,510
Liabilities...	$ 5,707
Stockholders’ Equity...	$ (2,197)

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

We are a development stage company organized in February 2010 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, you will lose your investment

We were incorporated in February 2010 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $3,297 for the period ended April 30, 2010, and (iii) we have incurred losses of $3,297 for the period ended April 30, 2010, and have been focused on organizational and start-up activities and business plan development since we incorporated. Although we have commenced the development of our food and beverage product lines, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Silver Sky to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and director, who has limited experience. The loss or unavailability to Silver Sky of Mr. Nickolas’ services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Steve Nickolas, our president. It would be difficult to replace Mr. Nickolas at such an early stage of development of Silver Sky. The loss by or unavailability to Silver Sky of Mr. Nickolas’ services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Nickolas could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Nickolas, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Nickolas, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mr. Nickolas has little experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mr. Nickolas, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Nickolas intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Nickolas to make the appropriate management decisions.

Mr. Nickolas may become involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Nickolas’ limited time devotion to Silver Sky could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Nickolas is currently involved in other businesses, which have not, and are not expected in the future to interfere with Mr. Nickolas’ ability to work on behalf of our company. Mr. Nickolas may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Nickolas will devote only a portion of his time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, that single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Mr. Nickolas will own approximately 28% of our outstanding common shares after completion of the offering. As a consequence of his stock ownership position, Mr. Nickolas will likely be the largest single shareholder of the Company and be able to elect a majority of our board of directors, and thereby control our management. He will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by this individual could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Mr. Nickolas’ majority ownership of our outstanding common shares after this offering, Mr. Nickolas will control our issuance of securities after the offering.

As a consequence of Mr. Nickolas’ controlling stock ownership position, acting alone he will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering, including preferred stock. Additionally, he may authorize the issuance of these securities to anyone he wishes, including himself and his affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Silver Sky may fail to implement its business model profitably.

The business of developing food and beverage product lines is highly fragmented and extremely competitive. There are numerous competitors offering similar products. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of food and beverage products developed by us, our competitors, and their advisors.

Many of our existing and potential competitors have longer operating histories in the food and beverage markets, greater name recognition, larger customer bases, established product lines, and significantly greater financial, technical and marketing resources than we do. As a result, they will be able to respond more quickly to new or emerging advertising techniques, and changes in customer demands, or to devote greater resources to the development, promotion and marketing of their products than we can. Such competitors are able to undertake more extensive marketing campaigns for their products, adopt more aggressive pricing policies and make more attractive offers to potential store outlets, and strategic distribution partners.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of product development, production expenses, advertising, all which are intended to generate revenues from our products, in addition to hiring new employees and commencing additional marketing activities for product sales and distribution. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our product development, and will assist us in further developing our initial business operations, including the enhancement of product lines; however, will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for travel, accounting, legal, product development, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

As a result of our deficiency in working capital at April 30, 2010 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

We anticipate the need to sell additional authorized shares in the future.  This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in Silver Sky.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in Silver Sky is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.  The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders.  The price of each share outstanding common share may decrease in the event we sell additional shares.

Our future acquisitions may expose us to potential risks and have an adverse effect on our ability to manage our business.

Selective acquisitions will form a part of our strategy to further expand our business.  If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business.  Our integration of the acquired entities into our business may not be successful and may not enable us to expand into new product platforms as well as we expect.  This would significantly affect the expected benefits of these acquisitions.  Moreover, the integration of any future acquisitions will require significant attention from our management.

The diversion of our management’s attention and any difficulties encountered in any integration process could have an adverse effect on our ability to manage our business. In addition, we may face challenges trying to integrate new operations, services and personnel with our existing operations. Future acquisitions may also expose us to other potential risks, including risks associated with unforeseen or hidden liabilities, the diversion of resources from our existing businesses and technologies, our inability to generate sufficient revenue to offset the costs, expenses of acquisitions and potential loss of, or harm to, relationships with employees and manufacturing clients as a result of our integration of new businesses. In addition, we cannot assure you that we will be able to realize the benefits we anticipate from acquiring other companies or that we will not incur costs, including those relating to intangibles or goodwill, in excess of our projected costs for these transactions. The occurrence of any of these events could have a material and adverse effect on our ability to manage our business, our financial condition and our results of operations.

There may be unknown risks inherent in our acquisitions of companies which could result in a material adverse effect on our business.

We will conduct due diligence with respect to any acquisition we undertake we may not be aware of all of the risks associated with any of the acquisitions. Any discovery of adverse information concerning any of these acquisitions could have a material adverse effect on our business, financial condition and results of operations. While we may be entitled to seek indemnification in certain circumstances, successfully asserting indemnification or enforcing such indemnification could be costly and time consuming or may not be successful at all.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; our ability or inability to generate future revenues; and market perception of our industry.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Arbitrary offering price.

The offering price of $0.10 per share of common stock was arbitrarily determined by Silver Sky and is unrelated to specific investment criteria, such as the assets or past results of Silver Sky’s operations.  In determining the offering price, Silver Sky considered such factors as the prospects, if any, of similar companies, the previous experience of management, Silver Sky’s anticipated results of operations, and the likelihood of acceptance of this offering.  Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Silver Sky; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Silver Sky are being made only in accordance with authorizations of management and directors of Silver Sky, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Silver Sky’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into our general corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a general corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

RISKS RELATING TO REGULATION OF OUR BUSINESS AND TO OUR STRUCTURE

Our business operations may be affected by legislative or regulatory changes.

The industry is highly regulated by the Federal Government and various state agencies that apply a series of regulations to various aspects of the industry and the business at large. It is our intention to minimize the negative aspects of these regulations by being proactive and attempting to modify and adapt to this changing regulatory environment.  We anticipate this downturn in economic conditions to continue for some time and have selected this industry specifically because of its resilience in the wake of economic activities. The food and beverage industry is constantly innovating particularly during times of economic hardship in order to appeal to a broader consumer group.

Changes in laws and regulations or the enactment of new laws and regulations governing food and beverage development may materially and adversely affect our business prospects and results of operations. We are not certain how the local government will implement any regulation or how it may affect our ability to compete in the manufacturing industry.  Accordingly, we need to conduct due diligence as to any possible regulations that might arise and substantially effect Silver Sky’s operations.  Further, we need to make every effort to hedge against any government regulation which may materially alter our business model.

We anticipate that our products will be required to comply with applicable laws in the United States. Food and beverage products are subject to a number of strict federal, state and industry regulations. These serve to ensure that the product is consistent in public safety and quality. The United States Food and Drug Administration (FDA) regulates food and beverages as food product. Food and beverages also must meet state regulations that, in some cases, are more stringent than the prevailing FDA and EPA standards. We also anticipate that the FDA will regulate the labeling of our products.

Government Regulation of Enhanced Products

In the event structure or function claims are made on the packaging or advertising of our food and beverage products (i.e. “helps to lose weight” or “helps to prevent cancer”), the product must then be treated and packaged as a nutritional supplement, which is regulated under the Dietary Supplement Health and Education Act (DSHEA).

For decades, the Food and Drug Administration regulated dietary supplements as foods, in most circumstances, to ensure that they were safe and wholesome, and that their labeling was truthful and not misleading. An important facet of ensuring safety was FDA’s evaluation of the safety of all new ingredients, including those used in dietary supplements, under the 1958 Food Additive Amendments to the Federal Food, Drug, and Cosmetic Act (FD&C Act). However, with passage of the Dietary Supplements Health and Education Act of 1994 (DSHEA), Congress amended the FD&C Act to include several provisions that apply only to dietary supplements and dietary ingredients of dietary supplements. As a result of these provisions, dietary ingredients used in dietary supplements are no longer subject to the premarket safety evaluations required of other new food ingredients or for new uses of old food ingredients. They must, however, meet the requirements of other safety provisions.

The provisions of DSHEA define dietary supplements and dietary ingredients; establish a new framework for assuring safety; outline guidelines for literature displayed where supplements are sold; provide for use of claims and nutritional support statements; require ingredient and nutrition labeling; and grant FDA the authority to establish good manufacturing practice regulations. The law also requires formation of an executive level Commission on Dietary Supplement Labels and an Office of Dietary Supplements within the National Institutes of Health.

In such case, the packaging on the product must denote the product as a “Dietary Supplement,” and the ingredient and nutritional information must be disclosed in a portion of the packaging known as a “Supplement Facts” box. In the event there are no structure or function claims, the product can then be sold as a food or beverage, with all appropriate information detailed on the label in a “Nutrition Facts” box.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’S Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’S website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330or you may read and copy any reports, statements or other information that Silver Sky files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.W.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization at April 30, 2010, after giving effect to and as adjusted to give effect to the sale of the 2,500,000 common shares offered in this prospectus.

	As at April 30, 2010 (audited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ 5,707	$ 5,707

Stockholders’ Equity:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 1,100,000 shares issued and outstanding	1,100	-
3,600,000 shares issued and outstanding as adjusted following 2,500,000 issued in this offering	-	3,600
Additional paid-in capital	-	247,500
Offering Expenses	-	(800)
Deficit accumulated during development stage	(3,297)	(3,297)
Stockholders’ Equity	(2,197)	245,903
Total Capitalization	$ 3,510	$ 251,610

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $83, which we received in April 2010, and the gross proceeds of this offering of at least $20,000 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

the net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $249,200. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 250,000

Less: Offering Expenses
Legal (1)
Copying	300
SEC & State Filing Fees	500

Net Proceeds from Offering	$ 249,200

Use of Net Proceeds
Travel	$ 0
Business Development	5,000
Transfer Agent Fees	2,000
Accounting Fees (2)	14,250
Working Capital (3)	227,950

Total Use of Net Proceed	$ 249,200

(1)

Legal. Vincent & Rees received 100,000 shares of common stock at $0.001 per share, valued at $100, and will be paid $5,000 per quarter from the use of proceeds towards legal fees associated with its legal services in filing Silver Sky’s periodic reports.

(2)

Accounting Fees. We have allocated up to $6,000 services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period. We have also allocated $8,250 for our annual audit and interim reviews.

(3)	Working Capital. Includes any application deemed appropriate for the company to maintain operations.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;

•	prevailing market conditions, including the history and prospects for the industry in which we compete;

•	our future prospects; and

•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At April 30, 2010 our common stock had a pro forma net tangible book value of approximately $2,197 or $0.002 per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at June 30, 2010, would have been $2,197 or $ 0.04per share. This results in immediate dilution per share to investors of $2,197 or $0.06%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$0.10
Net tangible book value per share before offering...	$0.01
Increase per share attributable to investors...	$0.03
Pro forma net tangible book value per share after offering...	$0.04
Dilution per share to investors...	$0.06

The following tables summarize, as of April 30, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 2,500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	1,100,000 (1)	31%	$1,100 (2)	0.44%	$0.001
Public Stockholders	2,500,000	69%	$250,000	99.56%	$0.10
Total	3,600,000	100%	$251,100	100%

(1)

Includes 1,000,000 shares issued in April of 2010, to our one founding stockholder for his initial contribution of $1,000 in services for setting up our corporate entity and providing the product development and concept plans for the business opportunity, 100,000 shares for legal fees.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 2,500,000 shares of common stock, at $0.10 per share  in a “direct public offering” through our sole officer and director. This offering terminates in 12 months after commencement of this offering. If we do not sell at least 200,000 shares of the 2,500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction. Upon the sale of at least 200,000 shares for a minimum aggregate purchase price of $20,000, the Company will accept the subscription of such shares and utilize such funds in the manner disclosed in this offering memorandum.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 200,000 shares will be held in a non-interest bearing corporate account and will not be used until the offering is completed. The corporate account is an account which is not separated from our existing operations account. The account is managed and monitored by management of Silver Sky to handle the processing of all subscription funds, in addition to our general corporate purposes. If we do not sell 200,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering.

If we were to be unsuccessful in achieving the sale of at least 200,000 shares in the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering” through our officer and director, Steve Nickolas, who may be considered an underwriter as that term is defined in Section 2(a) (11). Mr. Nickolas will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares. Mr. Nickolas intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Mr. Nickolas;

Mr. Nickolas will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;

•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;

•

he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Silver Sky otherwise than in connection with transactions in securities; and

•

he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Mr. Nickolas will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Mr. Nickolas, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Silver Sky to each offeree;

•	the subscription is completed by the offeree, and submitted with check back to Silver Sky where the subscription and a copy of the check is faxed to counsel for review;

•	each subscription is reviewed by counsel for Silver Sky to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•	once approved by counsel, the subscription is accepted by Mr. Nickolas, and the funds deposited into an account labeled: Silver Sky, within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Silver Sky Capital, LTD

Compass Bank

7155 E. Thunderbird Rd.

Scottsdale, AZ 85254

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until his successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Steve Nickolas is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Steve Nickolas	55	President, Director

Duties, Responsibilities and Experience

Steve Nickolas. Age 55, President, Director and founder of Silver Sky from February 16, 2010 to present. From February, 2002 to the present, Mr. Nickolas has served as the Managing Member of Enhanced Beverages, LLC d/b/a Beverage Science Laboratories. He is also the President and CEO of XND Technologies, Inc, which he has served in that capacity since its inception in February 2006. Mr. Nickolas brings more than 30 years of experience in the beverage and bottled water business. His resume includes bottled water businesses with manufacturing and distribution in U.S. and seven foreign countries. Mr. Nickolas’ experiences also include large company (Anheuser Busch) and small company positions; distribution, marketing and manufacturing responsibilities; and a lifelong interest in people and the environment. He earned his B.S. degree in Political Philosophy and Economics as well as a Degree of Government from the Claremont Colleges in California. In his capacity of President, Mr. Nickolas will be responsible for setting the company’s vision and direction, and will work with the senior management and the board to insure that the business plan is executed and milestones are met. In his capacity as Director, Mr. Nickolas will be responsible for the day to day operation of the company including its relationships with its contract manufacturers, its brokers and distributors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office or until his successor has been elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We do not currently intend to compensate our Directors for service on our Board of Directors. Directors will also be reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have an audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in our financial statements at this stage of our development.

Certain Legal Proceedings

No director, nominee for director, or executive officer has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

 Compliance with Section 16(A) Of the Exchange Act.

Upon the effectiveness of this Registration Statement, Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively.  Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 200,000 shares of common stock in this offering and after giving effect to the sale of all 2,500,000 shares of common stock in this offering relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After 200,000 Shares of Offering	Percent After Full Offering
Steve Nickolas	1,000,000	83.3%	77%	28%
Vincent & Rees	100,000	16.7%	8%	3%
All Directors, Officers and Principle Stockholders as a Group	1,100,000	100%	85%	31%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share, 1,100,000 shares were outstanding as of the date of this prospectus. Upon sale of the 2,500,000 shares offered herein, we will have outstanding 3,600,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Silver Sky, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%

•	33% to 50%

•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

Vincent & Rees of 175 South Main St, Suite 1500, Salt Lake City, UT 84111 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable. Vincent & Rees has been issued 100,000 shares of common stock at $0.001 as consideration for a portion of their legal fees earned.

The audited financial statements of Silver Sky, as of April 30, 2010, are included in this prospectus and have been audited by Seale and Beers, CPAs, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Silver Sky will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders

•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

•	or under applicable Sections of the Nevada Revised Statutes

•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,

•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Silver Sky. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Silver Sky in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Company Information

The Company was established to fulfill the industry’s need for more diversity in food and beverage development, particularly in the area of health and wellness. Silver Sky is in the process of developing a portfolio of wholesome, appetizing and nutritious food and beverage products.  Silver Sky plans to offer food manufacturers with new product development and flavor improvement on existing line items.  They will also provide consultation and formulations to food manufacturers, and will assist in product development.

Business Strategies

The Company’s main priorities and strategies for future growth include: (i) acquisitions and licensing, (ii) obtaining patented beverage formulations, and (iii) an aggressive sales strategy and marketing campaign for Silver Sky and its subsidiaries.

Acquisitions

Selective acquisitions may form a part of our strategy to further expand our food and beverage business.  If we are presented with appropriate opportunities, we may acquire additional businesses, services or products that are complementary to our core business.

Licensing

Silver Sky may provide world-wide licensing services of the following:

•

Patented Cold-Fill Process:  Cold-fill technology for reduced manufacturing cost and superior products with no preservatives.

•

Formula Development:  New product development and existing product enhancement based on specific needs and customer demographics.

•

Concentrate Manufacturing: Manufacturing quality assured using only HACCP certified and accredited facilities.

Intellectual Property Development

By combining proprietary technology and proven application expertise, Silver Sky plans to develop foods and beverages that are lower in calories, artificial preservatives, sodium, chemical sugars and other carbohydrates.  Silver Sky will establish state-of-the-art labs with high tech analytical equipment.

Silver Sky plans to develop products that narrow the gap between what consumers like to eat and what they know they should eat.

Sales Strategy and Marketing Campaign

Silver Sky will target major food and beverage manufacturers to provide its products and services.  Silver Sky will market and sell a unique line of products and services to the food manufacturing industry that targets the “Better-for-you” food products.  The Company will initially focus on accounts that are well-known by the staff.  Silver Sky will focus on the following marketing strategies:

Corporate Website

Silver Sky plans to build a comprehensive corporate website that will advertise all of its products and services, and draw prospective customers to the site. The website will be fully interactive and will allow customers to search by specific food and beverage categories and/or ingredients.

Trade Shows

The Company plans to exhibit and attend targeted industry trade shows and symposiums to seek out potential acquisition candidates and new customers.

Newsletter

Silver Sky plans to publish a quarterly industry newsletter to be distributed to existing customers and other industry leaders.

Trade Publications

Silver Sky plans to run a series of advertisements in key trade publications in an effort to begin building a brand name. The Company plans to work with various trade magazine publishers to write and publish its industry related articles.

Industry Summary

Since the mid-1980s there has been explosive growth in the food and beverage development and manufacturing industries.  Major manufacturers have shown increases of 5% annually in their capital spending budgets in recent years. This points to a big opportunity for new product development and product launches by the large manufacturers in the near future.

The industry trend for the foreseeable future calls for continued development of healthy foods and beverages using natural ingredients and fewer chemicals.  This is a result of the population’s increased interests in healthier foods and beverages.  Since Silver Sky’s products and services will cater to these trends, this should further increase the Company’s revenues.

A recent Grant Thornton Food Processing survey shows that 64% of food and beverage manufacturer respondents indicate their company’s greatest growth in the next year will come via products identified as better-for-you. “Consumers continue to focus on healthier foods and eating habits and the food and beverage industry continues to chase this attractive market via products identified as better-for-you, organic, obesity-addressing and nutraceutical foods (that provide medical or health benefits),” the report states.

Silver Sky plans to develop products that narrow the gap between what consumers like to eat and what they know they should eat. Consumers are ready for products that assist in their health, taste great and are convenient.

Competitive Strengths within the Industry

Silver Sky’s primary competitive advantage is its size and ability to develop scientifically based food formulations and food flavoring that are healthier, better tasting and innovative. Silver Sky will be able to compete with a number of large food and beverage formulation houses that offer similar services but at substantially higher rates. Due to Silver Sky’s unique size, it can offer cost-effective alternatives to its competitors.

Silver Sky offers logistical support and customer service, and is responsive to all customers’ needs.   In the past several years the food flavor and ingredient industry has gone through an extensive period of consolidation and acquisition.  The remaining companies are for the most part quite large (over $100M in annual sales), and in many cases owned and operated by competitive multi-national companies (ConAgra, Nestles and Kraft Foods).  This has left a significant void in the area of product development just at a time when most companies are looking to outsource the bulk of their R&D projects.  Silver Sky is in a perfect position to work competitively in meeting the needs of the many food manufacturers that either feel squeezed out or view the cost of development as being too high.  This gives us a competitive advantage over our competitors and further helps to solidify our market share in the industry.

Services

—

Custom Product Formulation

—

Product Testing and Audits

—

Quality Assurance Audits

—

Clinical Studies

—

Ongoing Research & Development

—

Ongoing Product Improvement

—

Product Representation

—

Product Protection/Patent Defense

—

Consulting Services

—

Brand Licensing

—

Cold-Fill Process

—

Minimal Ingredient Cost

—

Cold Fill Manufacturing

•

30% Savings Over Hot Fill Method

•

Multiple Manufacturing Locations

•

Minimal Freight Cost

—

No Chemical Preservatives

—

No Sugar Added

—

No Flavoring Required

—

Various Labeling Options

Market Opportunity

Food companies look to suppliers as their main resource to develop the new and innovative products that they are searching for to launch.  The suppliers provide the insight, expertise and innovation to bring to the table for the larger food manufacturers in the form of product development, new flavor formulations, innovative products. Food companies are depending on all these characteristics to stay on the cutting edge of the ever evolving food industry.

Larger food manufacturers are now showing an increase of 5% in their capital spending.  Many are now spending significantly more on capital improvements. This points to the opportunity for new product development and product launches by the large manufacturers in the very near future.

Silver Sky is positioned to provide a unique offering of products and services to a number of key areas within the food industry.  These products and services are:

—

Foods with cleaner, natural labeling

—

Foods lower in sodium

—

Natural preservatives

—

Natural flavor enhancement

—

Reactionary food flavorings

—

Custom food ingredient blending

—

Patent protected food formulations and food ingredients

Products and services will be sold to food manufacturers in the following food categories:

—

Soups and Sauces

—

All types of Meat applications

—

Dairy Products

—

Bakery Products

—

Savory Foods

Silver Sky also intends to offer products and services in the following ways:

—

Food Service: The need for a salt reducer or a 50% salt replacement product.

—

Spice Blending: The ability to offer the customer or food manufacturer custom blends for their specific application

—

Reactionary Food Flavoring Formulations:  The expertise and ability to supply this rapidly growing field within the food industry

—

Masking Technology : The ability to provide flavors and ingredients to food manufacturers to mask any notes, flavors or tastes negatively associated with their products

—

Formula Development: The ability to review the thousands of formulas generated over the years by our food technologists and create specialized blends, flavors and products specifically requested

Growth Strategy

Silver Sky plans to acquire food and beverage innovators and manufacturing companies that are synergistic with its current portfolio.  The Company will be working to create a network between future subsidiaries producing new avenues of profitability and enhanced productivity.  Silver Sky will provide consultation, formulation, application and line utilization to leading beverage manufacturers in the United States as well as internationally.

Silver Sky plans to develop and enhance new and existing food and beverage products. By combining proprietary technology and proven application expertise, Silver Sky will create a true advantage in the marketplace (through the development of great tasting foods and beverages that are lower in calories, artificial preservatives, sodium, chemical sugars and other carbohydrates).

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Silver Sky is a development stage company incorporated in the State of Nevada in February of 2010. We were formed to engage in the business of producing food and beverage products, particularly in the area of health and wellness. In February of 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on February 16, 2010 through April 30, 2010, we have not generated any revenues and have incurred a net loss of $3,297. In February of 2010 our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, travel expenses, product development, working capital, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence production products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Silver Sky is developing a line of food and beverage products focused on health and wellness, based upon the experience and expertise of our founder, designed to make everyday hydration and nutrition a more enjoyable experience.

Plan of Operation

We are developing a line of food and beverage products. There are many important factors having a significant impact on grocery food categories sales: long-term, perennial trends, and convenience and health. Our proposed product line has been designed and developed for the North American lifestyle, and is targeted to enter the mainstream food and beverage market.

Satisfaction of our cash obligations for the next 12 months. Our plan of operation has provided for us to: (i) develop a business plan, and (ii) establish a line of products which can be produced in Phoenix, Arizona, as soon as practical. We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing products available for sale to the general public. We do not have sufficient cash to enable us to development significant inventory, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next 12 months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the product development, until such time as we are able to either raise the cash required privately or launch another offering. Our officer and director, Mr. Nickolas has agreed to continue his part time work until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Mr. Nickolas out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next 12 months. However, we would not be in a position to complete the inventory as set forth in our business plan, or provide any significant advertisement for our customers, thus we would not anticipate any significant revenues.

Summary of any product research and development that we will perform for the term of the plan. We do not anticipate performing any significant product research and development under our plan of operation in the near future. In lieu of product research and development we anticipate maintaining control over our current proposed line of products, to assist us in determining the allocation of our limited inventory dollars.

Expected purchase or sale of plant and significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next 12 months.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, and word of mouth advertising, and at the end of the initial 12 month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $3,000.00; (2) goals based upon our funding of at least $20,000 of the $250,000 offering; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ loan of $3,000 which occurred subsequent to April 30, 2010.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in February of 2010.

•	To develop an initial product line of food and beverages capable of being produced in Scottsdale, Arizona at the lowest possible cost. Accomplished through our understanding with Mr. Nickolas.

•

To retain counsel and an auditor to assist in preparation of documents providing for the raising a minimum of $20,000 to complete Stage II of our Plan of Operations. Accomplished in June of 2010. Total costs approximately $4,500 (Auditor paid $1,800 and accountant $ 750. )

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of at least $19,200.00. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Silver Sky, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website enhancements, inventory development and general office expenses. In the event an additional $100,000 were raised (in addition to the $55,000 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional inventory, office space and additional staff. We anticipate that it will take us approximately 90 days after the funding referenced in this Stage III to expand our inventory, hire personnel, and obtain office space.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant inventory development. Our Plan of Operation is premised upon having inventory dollars available. We believe that the inventory dollars allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations. We will need to raise at least $20,000, with net proceeds of $19,200.00, to comply with our business plan of operations for the next 12 months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our inventory to levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop our line of enhanced bottle waters, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 14301 North 87th Street, Suite 301, Scottsdale, Arizona. We have no monthly rent, nor do we accrue any expense for monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Nickolas to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Nickolas, an officer and director of the Company. Office services are provided without charge by Mr. Nickolas. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During April of 2010, Mr. Nickolas received 1,000,000 shares of common stock, at a price of $0.001 per share as the founder of Silver Sky. Mr. Nickolas is the only officer, director, stockholder, and promoter of Silver Sky. Mr. Nickolas was issued the shares as compensation for services performed for the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of June  30, 2010, there were 2 stockholders of our common stock, Mr. Nickolas, and Vincent & Rees, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Nickolas, our Principal Executive Officer (PEO) has received 1,000,000 shares of the Company’s common stock as compensation for his services.  Mr. Nickolas has not received any other compensation, including plan or non-plan compensation, nor has our PEO earned any compensation as of the date of this Prospectus.

 Employment Agreements

The Company does not have any formal employment agreements with any of its executive officers.

Future Compensation

Mr. Nickolas has agreed to provide services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Mr. Nickolas a minimum salary of $25,000 per year.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock will be Pacific Stock Transfer Company, 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 3,600,000. Of these shares, 2,500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 1,100,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 1,100,000 were issued, 1,000,000 in April 2010 to our founding stockholder, 100,000 were issued at $0.001 in April of 2010 to our legal counsel in exchange for legal services valued at $100. Other than 100,000 shares issued for legal fees in April of 2010, all restricted shares are held by our sole officer and director. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Silver Sky at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In May of 2010, we engaged the services of Seale and Beers, CPAs, to provide an audit of our financial statements for the period from February 16, 2010 (inception) to April 30, 2010. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

FINANCIAL STATEMENTS

The following financial statements begin on the next page.

SILVER SKY CAPITAL, LTD.

(A Development Stage Company)

Financial Statements

As  of April 30, 2010

CONTENTS

Report of Independent Registered Public Accounting Firm

27

Balance Sheet

28

Statement of Operations

29

Statement of Stockholders’ Equity

30

Statement of Cash Flows

31

Notes to the Financial Statements

32

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silver Sky Capital, Ltd.

(A Development Stage Company)

We have audited the accompanying balance sheet of Silver Sky Capital, Ltd. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on February 16, 2010 through April 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Sky Capital, Ltd. (A Development Stage Company) as of April 30, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on February 16, 2010 through April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $3,297, an accumulated deficit of $3,297, working capital of $3,510 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

June 29, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

SILVER SKY CAPITAL, LTD.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2010

April 30,
2010
ASSETS

Current assets:
Cash	$ 83
Prepaid expenses - related party	3,333
Prepaid stock compensation - related party	94
Total current assets	3,510

Total assets	$ 3,510

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 555
Accounts payable - related party	5,000
Accrued interest payable - related party	2
Notes payable - related party	150
Total current liabilities	5,707

Total liabilities	5,707

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 1,100,000 shares issued and outstanding	1,100
Deficit accumulated during development stage	(3,297)
Total stockholders' equity	(2,197)

Total liabilities and stockholders' equity	$ 3,510

The Accompanying Notes are an Integral Part of These Financial Statements.

SILVER SKY CAPITAL, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD (INCEPTION) FEBRUARY 16, 2010 TO APRIL 30, 2010

(Inception)
February 16, 2010
to April 30,
2010

Revenue	$ -

Operating expenses:
General and administrative	623
General and administrative - related party	2,672
Total operating expenses	3,295

Other expenses:
Interest expense - related party	2
Total other expenses	2

Net loss	$ (3,297)

Weighted average number of common shares outstanding - basic	388,000

Net loss per share - basic	$ (0.01)

The Accompanying Notes are an Integral Part of These Financial Statements.

SILVER SKY CAPITAL, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD (INCEPTION) FEBRUARY 16, 2010 TO APRIL 30, 2010

				Deficit
				Accumulated
				During	Total
	Price	Common Shares		Development	Stockholders'
	Per Share	Shares	Amount	Stage	Equity
(Inception)
February 16, 2010	$ -	-	$ -	$ -	$ -

April 5, 2010
Issuance of common stock for services	$ 0.001	1,000,000	1,000	-	1,000

April 11, 2010
Issuance of common stock for professional fees	$ 0.001	100,000	100	-	100

Net loss		-	-	(3,297)	(3,297)

Balance, April 30, 2010		1,100,000	$ 1,100	$ (3,297)	$ (2,197)

The Accompanying Notes are an Integral Part of These Financial Statements.

SILVER SKY CAPITAL, LTD.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD (INCEPTION) FEBRUARY 16, 2010 TO APRIL 30, 2010

(Inception)
February 16, 2010
to
April 30,
2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (3,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	1,000
Amortization of prepaid stock compensation	6
Changes in operating assets and liabilities:
(Increase) in prepaid expenses - related party	(3,333)
Increase in accounts payable	555
Increase in accounts payable - related party	5,000
Increase in accrued interest payable - related party	2

Net cash used in operating activities	(67)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	150

Net cash provided by financing activities	150

NET CHANGE IN CASH	83

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$ 83

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

Non-cash activities:
Value of shares issued for services	$ 1,000
Value of shares issued for prepaid stock compensation	$ 100

The Accompanying Notes are an Integral Part of These Financial Statements.

SILVER SKY CAPITAL, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on February 16, 2010 (Date of Inception) under the laws of the State of Nevada, as Silver Sky Capital, Ltd. The Company developed its business plan over the period commencing with February 16, 2010 and ending on April 30, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations

The Company will provide consultation, formulation, application and line utilization to leading beverage manufacturers.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once the website is completed and is fully operational.  As of April 30, 2010 the Company has not commenced amortization.

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to its customers.

Advertising Costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (February 16, 2010) to April 30, 2010.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

SILVER SKY CAPITAL, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on February 16, 2010 (Date of Inception) under the laws of the State of Nevada, as Silver Sky Capital, Ltd. The Company developed its business plan over the period commencing with February 16, 2010 and ending on April 30, 2010.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations

The Company will provide consultation, formulation, application and line utilization to leading beverage manufacturers.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Website

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the economic benefits of the assets begin to be consumed and they plan to record amortization once the website is completed and is fully operational.  As of April 30, 2010 the Company has not commenced amortization.

Revenue Recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company will record revenue when it is realizable and earned and the services have been rendered to its customers.

Advertising Costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (February 16, 2010) to April 30, 2010.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of April 30, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of April 30, 2010, no income tax expense has been incurred.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The company has evaluated all the recent accounting pronouncements through ASU 2010-19 and believes that none of them will have a material effect on the company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (February 16, 2010) through the period ended April 30, 2010 of ($3,297). In addition, the Company’s development activities since inception have been financially sustained through debt financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PREPAID EXPENSES AND PREPAID STOCK COMPENSATION – RELATED PARTY

During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded prepaid legal expenses of $5,000 which will be amortized over 3 months which is the service period.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded amortization of $1,667.  As of April 30, 2010, the balance of prepaid expense totaled $3,333.

On April 11, 2010, the Company issued 100,000 shares of its common stock for legal fees at a value of $0.001 per share.  The shares were valued according to the fair value of the shares issued.  The shares have been recorded as prepaid stock compensation which will be amortized over 1 year which is the service period.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded amortization of $6. As of April 30, 2010, the balance of prepaid stock compensation totaled $94.

NOTE 4 – INCOME TAXES

At April 30, 2010, the Company had a federal operating loss carry forward of $3,297, which begins to expire in 2030.

Components of net deferred tax assets, including a valuation allowance, are as follows at April 30, 2010:

2010
Deferred tax assets:
Net operating loss carry forward	$ 769
Total deferred tax assets	769
Less: Valuation allowance	(769)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of April 30, 2010 was $769, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2010 and maintained a full valuation allowance.

NOTE 4 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common Stock

On April 5, 2010, the Company issued its sole officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services of $1,000.  The shares were valued according to the fair value of the services rendered.

On April 11, 2010, the Company issued 100,000 shares of its common stock for legal fees at a value of $0.001 per share.  The shares were valued according to the fair value of the shares issued.  The shares have been recorded as prepaid stock compensation and will be amortized over 1 year which is the term of the agreement.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded amortization of $6.

During the period from Inception (February 16, 2010) to April 30, 2010, there have been no other issuances of common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of April 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded prepaid legal expenses of $5,000 and will be amortized over 3 months which is the service period.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded amortization of $1,667.  As of April 30, 2010, the balance of prepaid expense totaled $3,333.

On April 11, 2010, the Company issued 100,000 shares of its common stock for legal fees at a value of $0.001 per share.  The shares were valued according to the fair value of the shares issued.  The shares have been recorded as prepaid stock compensation and will be amortized over 1 year which is the service period.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company recorded amortization of $6. As of April 30, 2010, the balance of prepaid stock compensation totaled $94.

As of April 30, 2010, the Company had accounts payable totaling $5,000 which was due to a shareholder of the Company for legal fees.

NOTE 7 – RELATED PARTY TRANSACTIONS (CONTINUED)

During the period from Inception (February 16, 2010) to April 30, 2010, the Company received loans totaling $150 from its sole officer and director.  The loan bears interest at 12% per annum and is due upon demand.  During the period from Inception (February 16, 2010) to April 30, 2010, the Company record interest expense of $2.

On April 5, 2010, the Company issued its sole officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.001 per share for services of $1,000.  The shares were valued according to the fair value of the services rendered.

NOTE 8 – SUBSEQUENT EVENTS

During May 2010, the Company received loans totaling $3,200 from its sole officer and director.  The loans bear interest at 12% per annum and are due upon demand.

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$ 17.82
Legal fees and expenses	0
Copying	300.00
State Filing Fees	482.18
Total	$ 800.00

Registration Expenses

All fees and expenses incident to the registrations will be borne by us whether or not any securities are sold pursuant to a registration statement.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Silver Sky in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Silver Sky if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Silver Sky in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Since inception (February 16, 2010) we issued and sold the following unregistered securities:

In April 2010, the Company issued to the founder of the Company 1,000,000 shares of its $0.001 par value common stock in exchange for services at a price of $0.001 per share for a total valuation of $1,000. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In April 2010, the Company issued 100,000 shares of its common stock toward legal fees at a value of $0.001 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

 ITEM 16. EXHIBITS.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Exhibit No.	Description
3.1	Articles of Incorporation of the Company
3.2	Bylaws of the Company
5.1	Opinion of Vincent & Rees, L.C.
23.1	Consent from Independent Auditor
23.2	Consent from Vincent & Rees, L.C. (Included in Exhibit 5.1.)

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Nevada or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on the 30th day of June, 2010.

Silver Sky Capital, Ltd.

By:	/s/ Steve Nickolas
Steve Nickolas
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

June 30, 2010

/s/ Steve Nickolas

Steve Nickolas

President and Chief Executive Officer

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